CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees
The Rockland Funds Trust:

We consent to the use of our report incorporated herein by reference and the references to our firm under the headings "Financial Highlights of the Fund" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                                  /s/KPMG LLP

January 25, 2005